Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2024 RESULTS

Highlights:

●	1Q24 Reported EPS of $2.13, up 43%

¡	1Q24 Adjusted EPS (non-GAAP) of $2.29, up 35%

●	1Q24 Net sales of $2.2 billion, up 4%

¡	Sales change ex. currency (non-GAAP) up 4%

¡	Organic sales change (non-GAAP) up 3%

●	FY24 Reported EPS guidance of $8.60 to $9.10

¡	Adjusted EPS guidance of $9.00 to $9.50

MENTOR, Ohio, April 24, 2024 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its first quarter ended March 30, 2024. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We are off to a strong start to the year. In the first quarter we delivered significant earnings growth, driven by higher volume and productivity gains,” said Deon Stander, president and CEO.

“Materials Group delivered significant volume growth and margin expansion, as downstream inventory destocking subsided and volumes continued to normalize. Solutions Group delivered strong top-line growth, driven by high-value categories, despite apparel imports continuing to be below demand.

“In Intelligent Labels, we are targeting to deliver another year of significant growth in 2024, as the apparel industry normalizes and we accelerate the adoption of our solutions that help address key industry challenges, further advancing our leadership position at the intersection of the physical and digital,” added Stander.

“We continue to expect strong earnings growth in 2024 and remain confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation through a balance of profitable growth and capital discipline.

“Once again, I want to thank our entire team for their continued resilience, focus on excellence and commitment to addressing the unique challenges at hand.”

First Quarter 2024 Results by Segment

Materials Group

●	Reported sales increased 2% to $1.5 billion. Sales were up 2% ex. currency and on an organic basis.

¡	Label Materials sales were up mid-single digits on an organic basis.

∎	Volume/mix was up low-double digits, partially offset by deflation-related price reductions.

¡	Graphics and Reflectives, and Performance Tapes and Medical were down mid-single digits organically

●

Reported operating margin was 15.1%. Adjusted EBITDA margin (non-GAAP) was 18.3%, up 410 basis points driven by productivity initiatives and higher volume/mix, partially offset by higher employee-related costs.

Solutions Group

●	Reported sales increased 8% to $655 million. Sales were up 10% ex. currency and 6% on an organic basis.

¡	Sales in high-value categories were up low double-digits on an organic basis.

¡	Sales were up low-single digits organically in base solutions.

¡	Apparel imports remain below demand; continue to anticipate the apparel industry to normalize in mid-2024.

●

Reported operating margin was 8.6%. Adjusted EBITDA margin was 16.1%, up 40 basis points, driven by productivity initiatives and higher volume, partially offset by higher employee-related costs and investments.

¡	Margin was down sequentially, driven by seasonality and the add-back of 2023 temporary cost reductions; sequential margin improvement is anticipated in the second quarter.

Other

Balance Sheet and Capital Deployment

During the first quarter of 2024, the company returned $81 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 0.1 million shares at an aggregate cost of $16 million. Net of dilution from long-term incentive awards, the company’s share count was down 0.3 million compared to the same time last year.

The company continues to deploy capital in a disciplined manner, executing its long-term capital allocation strategy. The company’s balance sheet remains strong. Net debt to adjusted EBITDA (non-GAAP) was 2.3x at the end of the first quarter.

Income Taxes

The company’s reported effective tax rate was 26.5% in the first quarter. The adjusted tax rate (non-GAAP) for the quarter was 26.0%.

Cost Reduction Actions

In the first quarter, the company realized approximately $19 million in pre-tax savings from restructuring, net of transition costs, and incurred approximately $6 million in pre-tax restructuring charges.

Guidance

In its supplemental presentation materials, “First Quarter 2024 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2024 financial results. Based on the factors listed and other assumptions, the company has revised its guidance range for 2024 reported earnings per share from $8.65 to $9.15 to $8.60 to $9.10.

Excluding an estimated $0.40 per share impact of restructuring charges and other items, the company continues to expect 2024 adjusted earnings per share of $9.00 to $9.50.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2024 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company that provides a wide range of branding and information solutions that optimize labor and supply chain efficiency, reduce waste, advance sustainability, circularity and transparency, and better connect brands and consumers. Our products and solutions include labeling and functional materials, radio frequency identification (RFID) inlays and tags, software applications that connect the physical and digital, and a variety of products and solutions that enhance branded packaging and carry or display information that improves the customer experience. Serving an array of industries worldwide — including home and personal care, apparel, general retail, e-commerce, logistics, food and grocery, pharmaceuticals and automotive — we employ approximately 35,000 employees in more than 50 countries. Our reported sales in 2023 were $8.4 billion. Learn more at www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the cost and availability of raw materials; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

●

International Operations – worldwide economic, social, political and market conditions; changes in political conditions, including those related to China, the Russia-Ukraine war, the Israel-Hamas war and related hostilities in the Middle East; fluctuations in foreign currency exchange rates; and other risks associated with international operations, including in emerging markets

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, laws and regulations, tariffs and customer preferences; increasing environmental standards; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; restructuring and other productivity actions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; collection of receivables from customers; our sustainability and governance practices; and epidemics, pandemics or other outbreaks of illness

●	Information Technology – disruptions in information technology systems, cyber attacks or other security breaches; and successful installation of new or upgraded information technology systems

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●	Human Capital – recruitment and retention of employees and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility in financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, compliance and anti-corruption, environmental, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2024.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com.

Contacts:

John Eble

Vice President, Finance and Investor Relations

investorcom@averydennison.com

Kristin Robinson

Vice President, Global Communications

kristin.robinson@averydennison.com

First Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	1Q	1Q	% Sales Change vs. PY
	2024	2023	Reported	Ex. Currency	Organic

Net sales, by segment:

Materials Group	$1,496.5	$1,460.5	2.5%	1.9%	1.9%

Solutions Group	654.8	604.5	8.3%	9.8%	5.8%

Total net sales	$2,151.3	$2,065.0	4.2%	4.2%	3.1%

	As Reported (GAAP)					Adjusted Non-GAAP
	1Q	1Q	%	% of Sales		1Q	1Q	%	% of Sales
	2024	2023	Change	2024	2023	2024	2023	Change	2024	2023

Operating income (loss)/operating margins before interest, other non-operating expense (income), and taxes, by segment:

Materials Group	$226.1	$160.5		15.1%	11.0%	$240.5	$174.8		16.1%	12.0%

Solutions Group	56.1	51.5		8.6%	8.5%	60.9	55.1		9.3%	9.1%

Corporate expense	(27.8)	(21.9)				(27.7)	(22.0)

Total operating income/operating margins before interest, other non-operating expense (income), and taxes	$254.4	$190.1	34%	11.8%	9.2%	$273.7	$207.9	32%	12.7%	10.1%

Interest expense	$28.6	$26.4				$28.6	$26.4

Other non-operating expense (income), net	($8.6)	($4.6)				($5.0)	($4.6)

Income before taxes	$234.4	$168.3	39%	10.9%	8.2%	$250.1	$186.1	34%	11.6%	9.0%

Provision for income taxes	$62.0	$47.1				$65.0	$47.5
Net income	$172.4	$121.2	42%	8.0%	5.9%	$185.1	$138.6	34%	8.6%	6.7%
Net income per common share, assuming dilution	$2.13	$1.49	43%			$2.29	$1.70	35%

Adjusted free cash flow						$58.1	($71.2)

Adjusted EBITDA:

Materials Group						$273.3	$207.5		18.3%	14.2%

Solutions Group						$105.4	$94.7		16.1%	15.7%

Corporate expense						($27.7)	($22.0)

Total Adjusted EBITDA						$351.0	$280.2		16.3%	13.6%

See accompanying schedules A-4 to A-8 for reconciliations of non-GAAP financial measures from GAAP.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended

	Mar. 30, 2024	Apr. 1, 2023

Net sales	$2,151.3	$2,065.0

Cost of products sold	1,519.1	1,522.7

Gross profit	632.2	542.3

Marketing, general and administrative expense	365.2	334.4

Other expense (income), net(1)	12.6	17.8

Interest expense	28.6	26.4

Other non-operating expense (income), net(2)	(8.6)	(4.6)

Income before taxes	234.4	168.3

Provision for income taxes	62.0	47.1

Net income	$172.4	$121.2

Per share amounts:

Net income per common share, assuming dilution	$2.13	$1.49

Weighted average number of common shares outstanding, assuming dilution	81.0	81.5

(1)	Refer to schedule A-5 for details of “Other expense (income), net” and other items.
(2)	“Other non-operating expense (income), net” for the first quarter of 2024 includes Argentine interest income of $3.6.

-more-

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Mar. 30, 2024	Apr. 1, 2023

Current assets:

Cash and cash equivalents	$185.7	$351.3

Trade accounts receivable, net	1,478.0	1,369.1

Inventories	972.5	1,050.6

Other current assets	250.6	218.2

Total current assets	2,886.8	2,989.2

Property, plant and equipment, net	1,598.2	1,565.6

Goodwill and other intangibles resulting from business acquisitions, net	2,817.5	2,720.6

Deferred tax assets	115.5	118.3

Other assets	837.2	828.6

	$8,255.2	$8,222.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$1,170.5	$648.3

Accounts payable	1,301.5	1,236.2

Other current liabilities	836.2	759.2

Total current liabilities	3,308.2	2,643.7

Long-term debt and finance leases	2,069.9	2,910.8

Other long-term liabilities	673.1	624.9

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	834.0	850.8

Retained earnings	4,809.1	4,486.4

Treasury stock at cost	(3,141.2)	(3,057.4)

Accumulated other comprehensive loss	(422.0)	(361.0)

Total shareholders’ equity	2,204.0	2,042.9

	$8,255.2	$8,222.3

-more-

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Three Months Ended

	Mar. 30, 2024	Apr. 1, 2023

Operating Activities

Net income	$172.4	$121.2

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	49.0	44.8

Amortization	28.3	27.5

Provision for credit losses and sales returns	11.8	10.6

Stock-based compensation	7.5	10.5

Deferred taxes and other non-cash taxes	(3.0)	(4.5)

Other non-cash expense and loss (income and gain), net	18.1	10.1

Changes in assets and liabilities and other adjustments	(164.3)	(218.3)

Net cash provided by operating activities	119.8	1.9

Investing Activities

Purchases of property, plant and equipment	(48.8)	(64.5)

Purchases of software and other deferred charges	(6.9)	(5.3)

Purchases of Argentine Blue Chip Swap securities	(20.2)	---

Proceeds from sales of Argentine Blue Chip Swap securities	14.0	---

Proceeds from sales of property, plant and equipment	0.1	0.2

Proceeds from insurance and sales (purchases) of investments, net	0.1	(3.5)

Payments for acquisitions, net of cash acquired, and venture investments	(0.3)	(43.5)

Net cash used in investing activities	(62.0)	(116.6)

Financing Activities

Net increase (decrease) in borrowings with maturities of three months or less	15.9	42.9

Additional long-term borrowings	---	394.9

Repayments of long-term debt and finance leases	(1.7)	(1.4)

Dividends paid	(65.3)	(60.8)

Share repurchases	(15.6)	(50.7)

Net (tax withholding) proceeds related to stock-based compensation	(18.3)	(23.6)

Other	---	(1.5)

Net cash (used in) provided by financing activities	(85.0)	299.8

Effect of foreign currency translation on cash balances	(2.1)	(1.0)

Increase (decrease) in cash and cash equivalents	(29.3)	184.1

Cash and cash equivalents, beginning of year	215.0	167.2

Cash and cash equivalents, end of period	$185.7	$351.3

-more-

Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are also useful to their assessments of our performance and operating trends, as well as liquidity. Reconciliations of our non-GAAP financial measures from the most directly comparable GAAP financial measures are provided in accordance with Regulations G and S-K.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal matters and settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments, currency adjustments due to highly inflationary economies, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, currency adjustments for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior-period results translated at current period average exchange rates to exclude the effect of foreign currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to net income adjusted for taxes; other expense (income), net; interest expense; other non-operating expense (income), net; and other items.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges, and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Adjusted free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from company-owned life insurance policies, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments, less net cash used for Argentine Blue Chip Swap securities. Where applicable, adjusted free cash flow is also adjusted for certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

-more-

A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended

	Mar. 30, 2024	Apr. 1, 2023

Reconciliation of non-GAAP operating and EBITDA margins from GAAP:

Net sales	$2,151.3	$2,065.0

Income before taxes	$234.4	$168.3

Income before taxes as a percentage of net sales	10.9%	8.2%

Adjustments:

Interest expense	$28.6	$26.4

Other non-operating expense (income), net	(8.6)	(4.6)

Operating income before interest expense, other non-operating expense (income) and taxes	$254.4	$190.1

Operating margins	11.8%	9.2%

As reported net income	$172.4	$121.2

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	4.9	17.1

Asset impairment and lease cancellation charges	1.1	0.5

Losses from Argentine peso remeasurement and Blue Chip Swap transactions(1)	11.3	---

(Gain) loss on venture investment	2.2	---

Outcomes of legal matters and settlements, net	(0.2)	---

Transaction and related costs	---	0.2

Interest expense	28.6	26.4

Other non-operating expense (income), net(2)	(8.6)	(4.6)

Provision for income taxes	62.0	47.1

Adjusted operating income (non-GAAP)	$273.7	$207.9

Adjusted operating margins (non-GAAP)	12.7%	10.1%

Depreciation and amortization	$77.3	$72.3

Adjusted EBITDA (non-GAAP)	$351.0	$280.2

Adjusted EBITDA margins (non-GAAP)	16.3%	13.6%

Reconciliation of non-GAAP net income from GAAP:

As reported net income	$172.4	$121.2

Adjustments:

Restructuring charges and other items	19.3	17.8

Argentine interest income(1)	(3.6)	---

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(3.0)	(0.4)

Adjusted net income (non-GAAP)	$185.1	$138.6

(1)	The total pretax net loss from the above-referenced Argentine peso-related items was $7.7.
(2)	“Other non-operating expense (income), net” for the first quarter of 2024 includes Argentine interest income of $3.6.

-more-

(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 30, 2024	Apr. 1, 2023

Reconciliation of non-GAAP net income per common share from GAAP:

As reported net income per common share, assuming dilution	$2.13	$1.49

Adjustments per common share, net of tax:

Restructuring charges and other items	0.24	0.22

Argentine interest income	(0.04)	---

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.04)	(0.01)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.29	$1.70

Weighted average number of common shares outstanding, assuming dilution	81.0	81.5

Our adjusted tax rate was 26% and 25.5% for the three months ended March 30, 2024 and April 1, 2023, respectively.
	(UNAUDITED)

	Three Months Ended

	Mar. 30, 2024	Apr. 1, 2023

Reconciliation of adjusted free cash flow:

Net cash provided by operating activities	$119.8	$1.9

Purchases of property, plant and equipment	(48.8)	(64.5)

Purchases of software and other deferred charges	(6.9)	(5.3)

Purchases of Argentine Blue Chip Swap securities	(20.2)	---

Proceeds from sales of Argentine Blue Chip Swap securities	14.0	---

Proceeds from sales of property, plant and equipment	0.1	0.2

Proceeds from insurance and sales (purchases) of investments, net	0.1	(3.5)

Adjusted free cash flow (non-GAAP)	$58.1	$(71.2)

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	First Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2024	2023	2024	2023	2024	2023

Materials Group	$1,496.5	$1,460.5	$226.1	$160.5	15.1%	11.0%

Solutions Group	654.8	604.5	56.1	51.5	8.6%	8.5%

Corporate Expense	N/A	N/A	(27.8)	(21.9)	N/A	N/A

TOTAL FROM OPERATIONS	$2,151.3	$2,065.0	$254.4	$190.1	11.8%	9.2%

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	First Quarter Ended

	2024	2023	2024	2023
Materials Group

Operating income and margins, as reported	$226.1	$160.5	15.1%	11.0%

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	2.4	14.3	0.2%	1.0%

Asset impairment charges	0.1	---	---	---

Losses from Argentine peso remeasurement and Blue Chip Swap transactions	11.3	---	0.8%	---

Outcomes of legal matters and settlements, net	0.6	---	---	---

Adjusted operating income and margins (non-GAAP)	$240.5	$174.8	16.1%	12.0%

Depreciation and amortization	32.8	32.7	2.2%	2.2%

Adjusted EBITDA and margins (non-GAAP)	$273.3	$207.5	18.3%	14.2%

Solutions Group

Operating income and margins, as reported	$56.1	$51.5	8.6%	8.5%

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	2.4	2.9	0.4%	0.5%

Asset impairment and lease cancellation charges	1.0	0.5	0.1%	0.1%

(Gain) loss on venture investment	2.2	---	0.3%	---

Outcomes of legal matters and settlements, net	(0.8)	---	(0.1%)	---

Transaction and related costs	---	0.2	---	---

Adjusted operating income and margins (non-GAAP)	$60.9	$55.1	9.3%	9.1%

Depreciation and amortization	44.5	39.6	6.8%	6.6%

Adjusted EBITDA and margins (non-GAAP)	$105.4	$94.7	16.1%	15.7%

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except ratios)

(UNAUDITED)

	QTD
	2Q23	3Q23	4Q23	1Q24

Reconciliation of adjusted EBITDA from GAAP:

As reported net income	$100.4	$138.3	$143.1	$172.4

Adjustments(1)(2)	68.3	54.1	40.7	19.3

Interest expense	31.9	31.0	29.7	28.6

Other non-operating expense (income), net	(6.6)	(8.7)	(10.9)	(8.6)

Provision for income taxes	39.8	46.3	58.5	62.0

Depreciation and amortization	74.0	75.1	77.0	77.3

Adjusted EBITDA (non-GAAP)	$307.8	$336.1	$338.1	$351.0

Total Debt				$3,240.4
Less: Cash and cash equivalents				185.7
Net Debt				$3,054.7
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.3

*LTM = Last twelve months (2Q23 to 1Q24)

(1)	Includes “Other expense (income), net” and other items. Refer to schedule A-5 for details of the adjustments.

(2)	Includes loss from Argentine peso remeasurement in the third and fourth quarters of 2023 and first quarter of 2024.

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	First Quarter 2024
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	4.2%	2.5%	8.3%

Foreign currency translation	---	(0.5%)	1.5%

Sales change ex. currency (non-GAAP)(1)	4.2%	1.9%	9.8%

Acquisitions	(1.1%)	---	(4.0%)

Organic sales change (non-GAAP)(1)	3.1%	1.9%	5.8%

(1) Totals may not sum due to rounding.